EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-169725, File No. 333-149905, File No. 333-98633 and File No. 333-71814) of T Bancshares, Inc. of our report dated March 29, 2016, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of T Bancshares, Inc. for the year ended December 31, 2015.

/s/WHITLEY PENN LLP

Dallas, TX
March 29, 2016